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# WidePoint Corporation NYSEAM:WYY

# FQ2 2024 Earnings Call Transcripts

## Wednesday, August 14, 2024 8:30 PM GMT

# Table of Contents

# Call Participants

EXECUTIVES

**Jason Holloway**
*Executive VP & Chief Revenue Officer*

**Jin H. Kang**
*President, CEO & Director*

**Robert J. George**
*Executive VP & CFO*

ANALYSTS

**Barry Sine**
*Litchfield Hills Research, LLC*

# Presentation

**Operator**

Good afternoon. Welcome to WidePoint's Second Quarter 2021 Earnings Conference Call. My name is Matthew, and I will be your operator for today's call.

Joining us for today's presentation are WidePoint's President and CEO, Jin Kang; Chief Revenue Officer, Jason Holloway; and Chief Financial Officer, Robert George. Following their remarks, we will open up the call for questions from WidePoint's publishing analysts and major investors. If your questions were not taken today and you like additional information, please contact WidePoint's Investor Relations team at wyy@gateway-grp.com.

Before we begin the call, I'd like to provide WidePoint's safe harbor statement that includes cautions regarding forward-looking statements made during this call. The matters discussed in this conference call may include forward-looking statements regarding future events and the future performance of WidePoint Corporation that involve risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks and uncertainties are described in the company's Form 10-Q filed with the Securities and Exchange Commission.

Finally, I would like to remind everyone that this call will be made available for replay via a link in the Investor Relations section of the company's website at www.widepoint.com.

Now I would like to turn the call over to WidePoint's President and CEO, Mr. Jin Kang. Sir, please proceed.

**Jin H. Kang**
*President, CEO & Director*

Thank you, operator, and good afternoon to everyone.

Thank you for joining us today to review our financial results for the second quarter ended June 30, 2024. I am pleased to share that we have continued to build on the momentum from previous quarters, having finished Q2 ahead of forecast for the second consecutive time and seeing significant year-over-year improvements in revenue, adjusted EBITDA and free cash flow.

Our revenue for second quarter was $36 million, and our 6-month revenue ended June 30, 2024, was $70 million, both a 35% increase from the same period in 2023 and a testament to our team's ability to execute our sales and marketing strategy. We achieved our 28th consecutive quarter of positive adjusted EBITDA, concluding with $811,000 or 479% increase from the same period last year.

For the 6 months ended June 30, 2024, our adjusted EBITDA was approximately $1.4 million, which is a 764% increase from the same period last year. We also achieved a third consecutive quarter of positive free cash flow sequentially improving from $310,000 in Q4 2023 and $566,000 and $800,000 in the first and second quarter 2024, respectively. Compared to where we were last year, our position in the capital markets has improved significantly, thanks to our team's dedication to executing our organic growth strategy. Our sales and marketing team continues to deliver and capture new high-margin contracts that have positioned us well for potential positive earnings per share for 2025. Additionally, all of our capital investments and fixed costs have been paid for, and we continue to aggressively manage our costs, supporting our future bottom line results, margin improvements and profitability projections.

As evidenced by our consecutively improving free cash flow figures, we're heading in the right direction. Our strategic

partnerships and investments, particularly in our different business solutions, have played an incremental role in driving our sales growth and have significantly contributed to our topline performance over the past several quarters. These efforts, along with our certification and accreditation, superior and diverse suite of offerings as well as recently announced MobileAnchor Digital Credential solutions have positioned us well to be able to successfully target our competitors' business.

WidePoint is now in a strong position where our strategic partners seek us out and want to work with us, a significant shift from a few years ago when we were the ones pursuing them. The investments and efforts we have made over the years are paying off, and we are excited to continue building on this upward momentum towards profitable return for our valued shareholders.

Moving on to some second quarter contract highlights and operational developments. The standout this quarter was our $2.7 billion Spiral 4 contract award, where we were 1 of 7 companies, including the U.S. Big 3 wireless carriers, to provide a full range of wireless and telecommunication services to military personnel and federal civilian employees stationed within the country and the U.S. territories. We also received the contract modification, adding $254 million to the ceiling of the CWMS 2.0 contract with DHS.

Specifically with Spiral 4, we have started receiving initial RFQs and are in the process of setting up administrative arrangements with the U.S. Navy as well as establishing vendor agreements for services and equipment. We have a differentiated set of offerings for the Navy and believe that we will be able to successfully compete with previous incumbents on this contract. We look forward to sharing more good news with you on this front on our future calls.

Our CWMS 2.0 contract with DHS is an Indefinite Delivery, Indefinite Quantity or IDIQ contract valued at $754 million, reflecting an increase of $254 million, which represents nearly a 55% increase from the original contract value. And as announced in our previous earnings call, we have begun to receive additional task order requests for quotes from DHS since the contract ceiling increased. We should see the results from these new task order awards that will improve our topline and bottom line results.

Additionally, as many of you have seen in our press release, we made a strategic hire by bringing on Michelle Richards, who is now our lead for CWMS program. Michelle has an extensive background working within the DHS community and brings to WidePoint over 3 decades of experience in the mobile telecommunication industry and over 15 years of federal government contracting experience. Michelle's industry stature will help WidePoint enhance our commercial and federal presence and impact, and our expertise will be invaluable in preparing for and capturing significant portions of the Spiral 4 contract. We are excited to have her on board and with her vision and mission perfectly aligned with WidePoint, we look forward to the immense value she will be providing.

In addition to these 2 IDIQ contracts, we have 2 more exciting milestone deals currently in the works. First is the CWMS 3.0 RFI, a 10-year and approximately $1.5 billion to $2 billion contract. Our systems and processes are closely integrated with DHS systems and our strong track record for past performance positions us in the best spot to rewin this contract. We hold certification and accreditations that our competitors cannot match and our pending FedRAMP authorized status will further strengthen our competitive edge.

Additionally, we are pursuing the SEWP VI contract with NASA. This opportunity is a 10-year $60 billion government-wide acquisition contract or GWAC, that can be utilized by every government agency. This contract's scope of work includes all manners of IT products and services. We believe that we have the qualification, the certifications and accreditations to be a winner on this contract. We will also be positioned well with a differentiated set of products and services to capture a significant amount of work under this contract.

To maximize our ability to capture significant work under these outstanding IDIQ contracts, we have recently implemented a project management office model or PMO. This model will aid WidePoint in outperforming our

competitors in capturing work under these IDIQ contracts. The PMO model takes a team approach to managing large programs, ensuring that there is no single point of failure and a model that has worked well in our other marquee programs. We will continue to leverage this PMO model and are excited to see our team capture additional work to further drive our top and bottom line growth.

These billion-dollar IDIQ contracts we pursue such as the $2.7 billion Spiral 4 and the $60 billion SEWP VI contracts are crucial to our company's long-term growth strategy. These contracts provides a target-rich environment, offering a unique competitive advantage for WidePoint's sales and marketing team. Many companies aspire to operate in such a target-rich lucrative ecosystem, but very few have the opportunity. With our recent strategic investments, partnerships, certifications and accreditations and application of the PMO model, we continue to aggressively invest in our sales and marketing efforts to position ourselves to maximize our ability to capture work and more importantly, the opportunity to even do so in the first place. This proactive approach aims to ensure that WidePoint secures a meaningful portion of these contracts. Even capturing a small percentage of the $1 billion opportunity from these 2 contracts alone could substantially elevate our growth trajectory.

In the commercial sector, we are seeing pilot projects launched and strategic partnership consummated with systems integrators, which are resulting in new opportunities. We are pursuing sizable opportunities with Fortune 100 companies and look forward to providing you with news of contract awards later this year.

In the second quarter alone, we saw contractual actions across all WidePoint solution lines, including our managed mobility services, identity and access management, IT as a service and interactive billing and analytics. These new opportunities are the high-margin SaaS contracts, our sales and marketing team is aggressively pursuing, which are expected to contribute greatly to our bottom line performance.

We began the third quarter with approximately $320 million in federal contract backlog. Additionally, our current qualified sales pipeline is healthier than it has ever been. To provide you some additional color on our sales pipeline, I will now hand the mic over to Jason, who will dive deeper into our sales and marketing efforts and recent technological developments, specifically our new proprietary MobileAnchor Digital Credential solution. Jason?

**Jason Holloway**
*Executive VP & Chief Revenue Officer*

Thanks, Jin, and good afternoon, everyone.

As Jin just mentioned, we successfully developed, tested and authenticated our new proprietary MobileAnchor Digital Credential. This digital credential solution no longer requires a smart card, but instead is deployed directly on to smart mobile devices, providing the highest level of security for mobile digital credentials available while ensuring that cyber interactions use the most secure identity management solutions on the market today.

This is a technology breakthrough and places WidePoint ahead of our competition in the cyber identity world. We have already successfully deployed MobileAnchor in a federal agency and are actively marketing it to other federal and commercial agencies that currently use the traditional smart card-based credentials. We continue to establish our competitive edge, and this new product will enable us to win business from our competitors as they do not offer similar solutions.

This coincides with our strategy to win work away from our competitors in the IdM sector. We're excited to continue marketing this new product and look forward to potentially implementing it within our pipeline of deals currently in the works.

On a related note, MobileAnchor has traction within the Department of Education. As you are aware, we've been

aggressively pursuing K-12 at the district level. Now we are seeing a shift in getting closer to securing the necessary customer funding to move this initiative forward. Even though WidePoint has been at the forefront of identity and access management since the inception of PKI, it takes time to reconfigure our solution to address a market such as K-12. We will keep you posted as MobileAnchor gains traction within the Department of Education.

As Jinn mentioned earlier, SEWP VI is a very exciting opportunity for WidePoint. Due to its 10-year, $60 billion ceiling, WidePoint is uniquely positioned to provide our Managed Mobility Services as well as gain additional market share for our proprietary platform, intelligent technology management system. Along with the impending FedRAMP authorized status, we are cautiously optimistic that WidePoint will be positioned to capitalize once the SEWP VI has been awarded.

As I've stated previously, we are optimistic regarding our pipeline, and there are many opportunities that we are aggressively working. That being said, we are proactively hiring additional strategic resources in anticipation of these contract awards as well as pursuing additional sales opportunities. We have established our program management offices or PMO for both the DHS 3.0 recompete effort and the Spiral 4 contract. We will also be utilizing the same PMO model for SEWP VI.

Lastly, for Q3 and onwards, we plan to continue advancing our efforts to enhance WidePoint's overall capabilities. The ongoing innovation in our technological capabilities is critical for strengthening and maintaining our competitive position. By improving our technological capabilities, we aim to offer more solutions and better meet the needs of our clients. This strategic focus on technology will significantly enhance our ability to secure new contracts and expand our marketing presence in the future. We are confident that these efforts will play a vital role in driving our long-term growth and success, and we look forward to announcing relevant developments as they arise.

With that, I will now turn the call over to Bob to discuss our second quarter financial results. Bob?

**Robert J. George**
*Executive VP & CFO*

Thank you, Jason, and thanks to everyone for joining us today.

I'm pleased to share the details of our financial results for the second quarter and first half of 2024. We delivered strong 3 and 6 months 2024 results, and I'm happy to report we are trending towards the higher end of our guidance range. Total revenues for the quarter were $36 million, an increase of $9.3 million or 35% from $26.8 million reported for the same period last year. Revenues for the first half of '24 were $70.2 million, an increase of $18.2 million or 35% on the $52 million in the same period last year.

Now I'll provide a further breakdown of our second quarter and first half 2024 revenues. Our carrier services revenue for the quarter was $20.4 million, an increase of $6.2 million compared to the same period in 2023. Carrier services revenue for the first half of '24 was $39.8 million, an increase of $11.9 million compared to the same period last year. Our managed services revenue for the quarter was $9.2 million, an increase of $2.3 million or 25% compared with the same period in 2023. For the first half of '24, our managed services revenues were $17.9 million, an increase of $4.1 million or 23% in the same period last year.

The increase in both carrier and managed services revenue is principally due to new federal and commercial customers signed in the third and fourth quarter of 2023, which are not reflected in the comparison period last year and also due to growth within several existing federal customers. Billable services fees for the quarter were $1.2 million, a decrease of $618,000 compared to the same period in 2023. For the first half of 2024, billable services fees were $2.4 million, a decrease of $678,000 in the same period last year. The second quarter and the first half of 2024, the decrease was due to comparatively less project work at a U.S. government customer.

Reselling and other services in the second quarter were $5.2 million, an increase of $1.5 million from the same period last year. For the first half of 2024, reselling and other services were $10.2 million, an increase of $2.9 million from the same period last year. The increase for both periods was due to increased demand and sales activity for items that we sell to our federal and commercial customers. A reminder, reselling and other services are transactional in nature and the amount and timing of revenue may vary significantly from period to period.

Gross profit for the second quarter was $4.9 million or 14% of revenue compared to $3.9 million or 15% of revenues in the same period in 2023. Gross profit for the first half of 2024 was $9.5 million or 14% of revenues compared to $7.7 million or 15% of revenues in 2023. The more significant metric of gross profit percentage excluding carrier services, was 31% in the second quarter, which is consistent from the same period last year.

For the first half of 2024, gross profit percentage, excluding carrier services, was 31% compared to 32% in the same period last year. Slightly lower gross margin percentage excluding carrier services is impacted by our revenue mix and increased depreciation and amortization related to our completed delivery platforms. Our gross profit percentage will vary from period to period based on our revenue mix.

Sales and marketing expenses in the second quarter were $600,000 or 2% of revenue compared to $500,000 and also 2% of revenues in the same period last year. In the first half of 2024, sales and marketing expenses were $1.2 million or 2% of revenues compared to $1.1 million and 2% of revenues in the same period last year. We expect to see further dollar increases in sales and marketing expenses as we continue to invest in sales and marketing efforts, though we expect sales and marketing to be constant to slightly lower as a percentage of revenue.

General and administrative expenses in the second quarter are $4.5 million or 12% of revenues compared to $3.8 million or 16% of revenues in the same period of 2023. General and administrative expenses in the first half of 2023 are $8.9 million or 13% of revenue compared to $7.8 million or 15% of revenue in 2023. The increase in absolute dollars relates primarily to an increase in share-based compensation expenses.

Net loss for the second quarter decreased by $342,000 to a net loss of $500,000 or a loss of $0.05 per share compared to a net loss of $842,000 or a loss of $0.10 per share for the same period last year. Net loss for the first half of 2024 decreased by $600,000, with a net loss of $1.2 million or a loss of $0.13 per share compared to a net loss of $1.8 million or a loss of $0.20 per share in the same period last year.

Moving to the balance sheet. We ended the quarter with $4 million in cash, which, in our view, is a significant decrease compared to the $6.9 million at December 31, 2023. This is significant, particularly considering our strong free cash flow metrics over the last 3 quarters. The decrease in cash was primarily due to new customer implementations, which have temporarily impacted billings and accordingly, our cash position.

We want to highlight that we have additional liquidity options available with our revolving line of credit facility with $4 million of potential borrowing capacity, although we do not anticipate having to rely on that facility. Further, we don't expect these issues to persist and are actively working to resolve them to improve our cash position in the coming quarters.

This completes my financial summary. For a more detailed analysis of our financial results, please refer to our Form 10-Q, which was filed prior to this call.

With that, I'll turn the call back over to Jin.

**Jin H. Kang**
*President, CEO & Director*

Thank you, Bob and Jason.

One ongoing initiative we'd like to update you on is our FedRAMP certification status. We have submitted responses to all of GSA's questions, and they are currently under review. While we are still in the in-process stage, we expect to achieve FedRAMP authorized status by the end of 2024. This certification is one of the key technological investments that Jason mentioned, which will diversify our offerings and capture business from competitors while enhancing WidePoint's competitive edge and position in the market.

With the upcoming federal election cycle, budget discussions are expected to take center stage once again. A change in administration could lead to delays in federal budgets regardless of which party wins the presidency. We will closely monitor the situation as it unfolds. Currently, we anticipate minimal or no impact from the administration change, given that we operate in the critical sector of cybersecurity and mobility management. These areas are essential services that will remain in high demand for the foreseeable future.

Lastly, I'd like to reiterate our guidance where we expect revenues to range between $120 million and $133 million, adjusted EBITDA range between $2.1 million and $2.4 million. Additionally, we expect free cash flow to range between $2 million and $2.3 million.

I'm happy to report that we have been ahead of our forecast for the past 2 quarters and are trending towards the higher end of our guidance for the full year. Our sales and marketing efforts, technological advancements and the deals currently in the pipeline are strong indicators of improvements in our bottom line and margin for the upcoming quarters.

Our team continues to aggressively push for profitable operations in the fourth quarter, and we anticipate achieving positive earnings per share in 2025. Our executive team maintains a positive outlook on our future as evidenced by several board members and executives acquiring additional shares in the open market. We remain dedicated to unlocking sustainable growth and delivering strong returns for our valued shareholders.
That concludes our prepared remarks, and now we'll take questions from our analysts and major shareholders. Operator, will you please open the call for questions.

# Question and Answer

**Operator**

[Operator Instructions] Your first question is coming from Barry Sine from Litchfield Hills Research.

**Barry Sine**
*Litchfield Hills Research, LLC*

First question is on CWMS. I don't think my hand was writing fast enough to get all the details down. So it sounds like there's visibility on letting out 3.0. If you could just repeat the dollar amount, give us any sense of the timing on that? And then just to put that in some perspective, obviously, you won 2.0. You recently had a very significant increase in the ceiling on that. And then I remember vividly, 2.0 just took forever to get extended. So the government works pretty slowly. So I guess we shouldn't be expecting a fast decision on 3.0?

**Jin H. Kang**
*President, CEO & Director*

Barry, this is Jin. It's good to hear from you again.

The answer is yes. It will probably take longer than anticipated. Right now, the timeline for the 3.0 award is going to -- they want to get it done by the end of 2015 -- I mean, 2025, sorry. And the reason for them upping the cap on the contract is because they have already reached the ceiling on the contract with task orders that were already awarded under 2.0. And I believe also that the additional dollars will also provide an overlap between the 2.0 and 3.0 so that they can smoothly transition from the 2.0 and the 3.0.

And so we believe that this contract now is going to go from a 5-year contract to a 10-year contract. And we did sort of a mathematical extrapolation to come up with the $1.2 billion to $1.5 billion ceiling. And so based upon where we are today, we're at $750 million or so million. So if you multiply that by 2 for a 10-year period, that will put you at like $1.5 billion in a delegated procurement authority. And so that's what we're seeing.

Again, we feel like we are ahead of our competition in our software platform, our subject matter expertise and our past performance with DHS. Just like when we competed for the 2.0, our systems and workflows are all integrated with DHS's processes and systems, and we have the security accreditations and certifications that others cannot match. So we feel pretty good about our prospect of winning the 3.0. But we're not sitting on our hands. We are constantly looking for improvements, constantly looking for value-add services that we can offer to DHS so that when it come the award time for 3.0, we will be the ones receiving the award.

**Barry Sine**
*Litchfield Hills Research, LLC*

And just a few more points of clarification on CWMS. What is the official contract end date for 2.0? And then when that happens, last time, it ended, they didn't renew, but you were made whole the whole time. So I know there was investor angst that you were made a whole the whole time while they took an extended period to renew that. So could you give us the expiration date? And then just remind us what did happen previously. And hopefully, that's an indication of what may happen if they're late on issuing 3.0.

**Jin H. Kang**

*President, CEO & Director*

Sure, sure. So the official end date for the CWMS 2.0 is November, I believe, 19th or 20th of 2015. And so -- '25? 2025. Yes. Did I say 2015 again? I'm looking back. But anyway, it is November 19th or 20th of 2025 and likely, it may be extended -- and so the last time what happened was the government came up to the end date, and they put in a bridge contract for a year. The contract was supposed to have been a 5-year contract, and it ended up being 8. So they had extended the contract with like a 12-month contract. They put another bridge contract in for 1.5 years. And then they exercised another option to go another 6 months beyond that, making it an 8-year contract for a 5-year contract.

So it is -- it could be that the contract may have to be extended. But what they did with CWMS 2.0 is that they put in an option so that they can actually award task orders 12 months beyond the end of the official contract date. So the official contract date ended November 19 of 2025, so they can actually issue task orders that go until November 19, 2026. And if they need additional extensions, they can modify the contract to extend the contract further. They can also put a bridge contract in. So they have a lot of tools in their tool belt to be able to extend the contract if they do fall behind on their acquisition schedule. So we won't be left holding any unpaid bills or anything like that during the time the contract is going through the recompete.

**Barry Sine**
*Litchfield Hills Research, LLC*

What is the deadline for you to submit your bid for -- has that been given for CWMS 3.0.

**Jin H. Kang**
*President, CEO & Director*

Not yet. The -- what was released was a request for information. And what that is, is that they're looking around for qualified bidders for the contract. And we intentionally didn't put out a press release because we didn't want to publicize this information so we will get more competitors. But the deadline for the request for information had expired. I believe this was at the end of July sometime. And so we did all of our responses, and we sent it back in. And now we're letting people know that the RFI was out there on the street and that they're in the process of going through the recompete process. They have not put out the schedule for the award or when the proposals are due but it will be released in the RFP as government gets prepared to send out and receive the proposals.

**Barry Sine**
*Litchfield Hills Research, LLC*

And I believe that context is for ITMS and ITMS is also the product that you're applying for FedRAMP certification. That's on a product-by-product basis, not on a company-wide basis. How does the delays we're seeing with the FedRAMP? And I mean you won 2.0 without FedRAMP certification. So I assume it's nice to have but not needed to have for -- to win the 3.0.

**Jin H. Kang**
*President, CEO & Director*

Right. So that's a great question. The answer is ITMS is the product that is going under the FedRAMP certification process. As I said, we've answered all of the questions for GSA and they had an extensive list of questions, but most of them were pretty superficial questions. And I think we answered the mail on all of those things.

But what I will tell you is that for DHS is that we had ATOs, authorization to operate. Essentially, what that means is that we meet all of the cybersecurity requirements that the Department of Homeland Security requires. None of our competitors can say that. And the last time around, they did not make the FedRAMP certification specifically a requirement because there weren't that many vendors that had the system that met the FedRAMP authorized status.

And so this time around, it's probably going to be the same thing. Even if we do get our FedRAMP certification because we might be the only company that has that certification, they need to open up the bidding to have some additional competitors. But what FedRAMP authorized status will do for us is that they will give us a higher point in the technical section so that we get extra points for having that capability.

**Barry Sine**
*Litchfield Hills Research, LLC*

Okay. Got it. And then switching gears to the SEWP contract vehicle. I just want to clarify, that's S-E-W-P, not soup?

**Jin H. Kang**
*President, CEO & Director*

Correct.

**Barry Sine**
*Litchfield Hills Research, LLC*

Okay. These acronyms. Solutions for enterprise-wide procurement. I don't quite understand why NASA is ahead for a government-wide contract and not TSA, but that's a topic for another call. So if you could give us some specifics on that. What is the deadline there for a contract award? And then also, I don't believe you were the prime previously. Are you bidding to be the prime for SEWP VI?

**Jin H. Kang**
*President, CEO & Director*

Yes. We are bidding to be prime on SEWP VI. We were partners with other contractors like Carahsoft and I think that there was one other where we were subcontractors too. But because we have a differentiated product set, we are now pursuing this as a prime contractor.

And so SEWP VI and NASA, NASA has been going through this acquisition process for SEWP for now many years. This is the sixth iteration. So they've been doing this for a long time. And it's been a very successful contract for NASA, not only because they can get products and services for themselves because this contract is managed well, other government agencies have decided to forego their own acquisition cycle and go after using the SEWP vehicle to purchase.

There are other contracts that we are also pursuing, and we'll talk a little bit more about that on our future calls, but the SEWP contract is a fairly large scope of work, and it has products and services that goes -- again, it covers the entire waterfront in information technology, products and services. So it's a very general contract for anybody to come and use the contract vehicles. That's why they increased the delegated procurement authority to $60 billion.

**Barry Sine**
*Litchfield Hills Research, LLC*

What was it previously?

**Jin H. Kang**
*President, CEO & Director*

I believe the previous one was like $20 billion.

**Barry Sine**
*Litchfield Hills Research, LLC*

Okay. And switching gears to Navy Spiral 4. You had announced the win some time ago. How are we doing with task orders on Navy Spiral 4?

**Jin H. Kang**
*President, CEO & Director*

Right now, we're in the initial stages where RFQs are coming out, and a lot of them are small and a lot of them are for renewal contracts. And so right now, we're in the process of setting up our relationship with our resellers, getting all of our pricing, all of our items and services and products, get them all nailed out. So when the RFP comes out for our specific differentiated product set, we will be bidding on them.

**Barry Sine**
*Litchfield Hills Research, LLC*

Okay. And then Spiral 4, you've announced a product called MobileAnchor, which sounds like it would be perfect for the Navy, but I guess that's not the -- it's not intended that way. Could you elaborate, there's a lot of jargon associated with MobileAnchor. But essentially, my understanding is it allows the cell phone to be the computer processing engine for the security card rather than having a separate card.

**Jin H. Kang**
*President, CEO & Director*

Right. So that was the MobileAnchor product that is a differentiated asset that we will be offering under SEWP. We will be offering it under Spiral 4. There's one thing that I'd like to point out for every -- all the listeners here today is that the Spiral 3 doesn't officially end until September of this year, September 24 or something like that. And so the task orders are starting to roll in. And hopefully, we'll see some that actually meet with our specialized product and service set.

Getting back to the MobileAnchor, yes, we're going away from the traditional smart card form factor to the smartphones. And Jason can tell you a little bit more about that our MobileAnchor and our -- how that is differentiated from our competitors.

**Jason Holloway**
*Executive VP & Chief Revenue Officer*

As Jin mentioned, so with MobileAnchor, historically, people have been using their smart card credentials. That's the credential that has the chip on it. And typically, what they're doing is they stick it into the side of their laptop or they have a sled that's connected to the mobile device itself. Historically what some people have been doing to get what's called a derived credential which all that means is that it allows you to do secure communications from your mobile device is they've been using what's called a mobile device management container. But what that does is, without getting too technical on everybody is that transmission and authentication is happening over the airways. So essentially, there's no real security or authenticating that's actually happening.

So what WidePoint has figured out how to do is how to generate a net new digital credential on the device itself, and that's what makes it so game-changing. So we've taken all of the vetting, the identity of the cardholder, right, of that person, so it will be very signed. And then we've been able to derive that data and then put that information on the device itself and then that allows you to be able to securely sign e-mail transmissions and all of the things that are happening on the mobile device itself.

So it's -- like I said on the call, it's a big-time game changer. There's -- we know that a lot of the federal agencies are

going to be very interested in this because they clearly understand that MDMs -- using MDM containers over the airways has been one of those good enough solutions, and I think all of our listeners will agree that good enough, it's just not -- it's not good enough anymore. So we're very happy to be in the position that we're in as well as the timing. So stay tuned, and then we'll have more good stuff for you.

**Barry Sine**
*Litchfield Hills Research, LLC*

Okay. And then lastly, I'd like to put Bob on the hot seat with a couple of questions. And first, to compliment Bob for getting that Q, I'm already looking at it. It's already filed. So thank you. That makes life a lot easier for us analyzing the company.

The first question, Bob, you mentioned the decline in the cash balance is due to government ramp-ups. Are those -- have you issued bills? So does that show up in accounts receivable? Or have you not yet issued bills, so those are receivables that will still come? And what are we looking at in terms of having calculated DSOs? Are DSOs going up?

**Robert J. George**
*Executive VP & CFO*

DSOs have gone up. And in these ramp-ups, we essentially pre-agree the billing with the customer. And with our existing customers where we're in ordinary course of business, we send them the invoice, then we explain the detail and they approve it, we bill it, and they pay it very quickly. With these new customers, there's lots of discussion around the minutia on these bills. One of them has 8 different contract officers. So it's kind of a democracy process has happened.

So once they do approve these bills, it's been very excruciating, then we bill it and we get paid. We've been paid, I think the last one was paid in less than a week or maybe just a little over a week. But it's just been very hard to get the bills into an improved state. We looked at kind of how quickly they're peeling off now. And we think that by the end of the year, we'd be in a normal steady state.

A couple of other ones are causing some difficulties. It's the same situation in a sense that the customers moved line counts and funding between different contracts -- different agencies within DHS. And so it's longer to sort that out. And once you sort it out with some of the bill and they pay very promptly.

**Barry Sine**
*Litchfield Hills Research, LLC*

So it sounds like there's 3 kind of moving -- related moving pieces. First of all, accounts receivable balance is up. Second, overall DSOs are taking longer. And then third, it sounds like you still have unbilled work that is out there that is not on the receivables line yet. Is that correct?

**Robert J. George**
*Executive VP & CFO*

Well, it's on the unbilled receivable line. So we do book an asset and accrued revenue, and we also accrue for the most part, almost all the costs because these are carrier invoices which are causing the problems. And so we have an increase in the accrued expenses and an increase in billed and unbilled AR.

**Barry Sine**
*Litchfield Hills Research, LLC*

Okay. So I see that $25.8 million in unbilled accounts receivable.

**Robert J. George**
*Executive VP & CFO*

Yes.

**Barry Sine**
*Litchfield Hills Research, LLC*

Okay. I got it. Okay. That's a good explanation. And I did not jot down the backlog number, and that's not in the Q. Could you give me the backlog number again? And then I always ask this, but remind me how long to expect that backlog to turn to revenue?

**Robert J. George**
*Executive VP & CFO*

The backlog number is $320 million. I think we said that in the call. And in terms of when it peels off, a lot of that backlog is over the next 2 years because of the ending -- or the recompete on the CWMS 20. But I kind of say maybe an average life of that backlog is 2 years.

**Jin H. Kang**
*President, CEO & Director*

Yes. And on that front, Barry, I just want to make sure that I'm clear on this, is that the Department of Homeland Security cannot issue task orders beyond the contract official end, but they can issue task orders before that date. In other words, they can issue a task order in October to go out until November of 2026.

**Barry Sine**
*Litchfield Hills Research, LLC*

But I mean, if the whole thing hypothetically were to run out, the DHS's phones would stop working. So they're going to find a way to get that extended if they haven't let 3.0. And they did last time.

**Jin H. Kang**
*President, CEO & Director*

Yes, yes. They have plenty of avenues to do that. So I'm not -- we're not too concerned about them losing coverage or us holding the bag for any cost that is not reimbursed. And they will extend the contract. And we're pretty confident that they will get the contract in place in time.

**Barry Sine**
*Litchfield Hills Research, LLC*

Okay. You're an optimistic man. All right. Will end my questions on that note.

**Operator**

At this time, this concludes our question-and-answer session. If your question was not taken, please contact WidePoint's IR team at wyy@gateway-grp.com.

I'd now like to turn the call back over to Mr. Jin Kang for his closing remarks.

**Jin H. Kang**
*President, CEO & Director*

Great. Thank you, operator.

We appreciate everyone taking the time to join us today. As the operator mentioned, if there were any questions that we did not address today, please contact our IR team. You can find their full contact information at the bottom of today's earnings release.

Thank you again, and have a great evening.

**Operator**
Thank you for joining us today for WidePoint's Second Quarter 2024 Conference Call. You may now disconnect.